SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-A
For registration of certain classes of securities pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
BOISE CASCADE CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	82-0100960 (I.R.S. Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho (Address of principal executive offices)	83728-0001 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [     ]

Securities Act registration statement file number to which this form relates:  333-74981 and 333-74981-01 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 7.5% Adjustable Conversion-rate Equity Security Units	Name of each exchange on which each class is to be registered New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act:
None Title of class
Item 1.	Description of Registrant's Securities to be Registered

The class of securities to be registered hereby are the 7.5% Adjustable Conversion-rate Equity Security Units of Boise Cascade Corporation, a Delaware corporation (the "Company").

For a description of the 7.5% Adjustable Conversion-rate Equity Security Units, reference is made to the Registration Statement on Form S-3 of the Company and Boise Cascade Trust I (Registration Statement Nos. 333-74981 and 333-74981-01) filed with the Securities and Exchange Commission on March 24, 1999 (the "Registration Statement"), and the Preliminary Prospectus Supplement, dated November 26, 2001, which specifically describes the 7.5% Adjustable Conversion-rate Equity Security Units, which was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and supplements the Prospectus that is included in and forms a part of the Registration Statement, which description is incorporated herein by reference. Definitive copies of the Prospectus Supplement describing the 7.5% Adjustable Conversion-rate Equity Security Units will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.
Item 2.	Exhibits

The following exhibits are filed herewith or incorporated by reference as indicated.
Exhibit No.	Description
1

Indenture dated as of October 1, 1985, between the Company and U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New York) (filed as Exhibit 4 to the Company's Registration Statement on Form S-3, Registration No. 33-5673, filed May 13, 1986, and incorporated herein by reference)

2

Form of Third Supplemental Indenture, to be dated as of December 5, 2001, between the Company and BNY Western Trust Company, as trustee, to the Indenture dated as of October 1, 1985, between the Company and U.S. Bank Trust National Association (to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated herein by reference)

3	Form of Debentures (included in Exhibit 2)
4	Certificate of Trust of Boise Cascade Trust I (filed as Exhibit No. 4.13 to the Registration Statement and incorporated herein by reference)
5	Declaration of Trust by Boise Cascade Trust I (filed as Exhibit No. 4.16 to the Registration Statement and incorporated herein by reference)
6

Form of Amended and Restated Declaration of Trust of Boise Cascade Trust I among the Company, as depositor, BNY Western Trust Company, as property trustee, and The Bank of New York (Delaware), as Delaware trustee (filed as Exhibit 4.1 to the Current Report of the Company on Form 8-K dated November 29, 2001, and incorporated herein by reference)

7	Form of Trust Preferred Security of Boise Cascade Trust I (included in Exhibit 6)
8

Form of Guarantee Agreement between the Company, as guarantor, and BNY Western Trust Company, as guarantee trustee, with respect to the trust preferred securities (filed as Exhibit 4.3 to the Current Report of the Company on Form 8-K dated November 29, 2001, and incorporated herein by reference)

9

Form of Purchase Contract Agreement between the Company and BNY Western Trust Company, as purchase contract agent (to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated herein by reference)

10	Form of Normal Unit (included in Exhibit 9)
11	Form of Stripped Unit (included in Exhibit 9)
12

Form of Pledge Agreement between the Company, JPMorgan Chase Bank, as collateral agent, custodial agent, and securities intermediary, and BNY Western Trust Company, as purchase contract agent (to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   November 29, 2001
BOISE CASCADE CORPORATION By Karen E. Gowland Karen E. Gowland Vice President, Associate General Counsel and Corporate Secretary